PRESS RELEASE

Investor Contact:	Media Contact:

Scott D. Peters President & CEO Grubb & Ellis Healthcare REIT, Inc. 480.998.3478 scottpeters@gbe-reits.com	Damon Elder Senior Director, Public Relations Grubb & Ellis Company 714.975.2659 damon.elder@grubb-ellis.com

Grubb & Ellis Healthcare REIT Acquires
185,000 SF Wisconsin Medical Office Buildings Portfolio

SANTA ANA, Calif. (March 5, 2009) – Grubb & Ellis Healthcare REIT, Inc. today announced the acquisition of Wisconsin Medical Office Buildings Portfolio, an aggregate of four medical office buildings located in the Greater Milwaukee area. With buildings in Menomonee Falls, Milwaukee, Richfield and Mequon, the portfolio consists of approximately 185,000 square feet of gross leaseable area.

“This is a sale/leaseback transaction with one of the leading providers of healthcare services in Wisconsin,” said Scott D. Peters, chief executive officer and president, Grubb & Ellis Healthcare REIT. “These types of transactions with attractive credit tenants are of great value to Grubb & Ellis Healthcare REIT and further strengthen our expansive portfolio.”

The tenant holds an “A” credit rating from Fitch Ratings, a leading global rating agency.

About Grubb & Ellis Healthcare REIT
Grubb & Ellis Healthcare REIT, Inc. is a publicly registered, non-traded real estate investment trust. Grubb & Ellis Healthcare REIT has made 43 geographically diverse acquisitions valued at approximately $1 billion based on purchase price, which includes 133 buildings, as of February 27, 2009. The REIT’s portfolio totals approximately 5.3 million square feet, and includes 114 medical office buildings, four hospitals, 12 skilled nursing and assisted living facilities and three other office buildings located in 18 states, including: Arizona, California, Colorado, Florida, Georgia, Indiana, Kansas, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Wisconsin.

About Grubb & Ellis Company
Grubb & Ellis Company (NYSE: GBE), one of the largest and most respected commercial real estate services companies, is the sponsor of Grubb & Ellis Healthcare REIT, Inc. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges; public non-traded real estate investment trusts (REITs) and real estate investment funds. As of September 30, 2008, more than $3.8 billion in investor equity has been raised for these investment programs. The company and its subsidiaries currently manage a growing portfolio of more than 225 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value of Grubb & Ellis Healthcare REIT’s portfolio, the value that sale/leaseback transactions provide to the REIT, and the value that Wisconsin Medical Office Buildings Portfolio adds to the REIT. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of each individual property; the strength and financial condition of the tenant; uncertainties relating to the local economy of the Greater Milwaukee area; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission.